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                                 EXHIBIT 23.3


                    CONSENT OF SBC WARBURG DILLON READ INC.


     We hereby consent to the use of Appendix "B" containing our opinion letter dated September 23, 1997 to the Board of Directors of U.S. HomeCare Corporation ("USHO") in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed acquisition of USHO, by way of merger, by Home Health Corporation of America, Inc. and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


SBC WARBURG DILLON READ INC.


By: /s/ J. Richard Leaman III                  By: /s/ Edwin Y. Chin
    --------------------------                    --------------------
     J. Richard Leaman III                         Edwin Y. Chin
     Managing Director                             Associate Director



New York, New York
October 24, 1997